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                              Superior Networks, Inc.

                INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
            100,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE


This
certifies                                                  CUSIP U86799 10 0
that                                                        SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS

                                               COUNTERSIGNED
                                               PACIFIC STOCK TRANSFER COMPANY
                                               P.O. Box 93385
                                               Las Vegas, NV 89193
                                                   /s/ Randy White
                                               By ____________________
                                                  AUTHORIZED SIGNATURE


is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                              Superior Networks, Inc.

   transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the
    State of Nevada, and to the Certificate of Incorporation and Bylaws of the
     Corporation, as now or hereafter amended.  This certificate is not valid unless countersigned by the Transfer Agent.
  WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED

                             SUPERIOR NETWORKS, INC.
/s/ Randy White                  CORPORATE SEAL               /s/ Mark McLean
PRESIDENT                                                        SECRETARY
                                    NEVADA